UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response. . 38.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 16, 2006 (May 10, 2006)

ALLOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(303) 426-6262

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Michael E. Hart Separation Agreement

On May 10, 2006, Allos Therapeutics, Inc. (the “Company”) and Michael E. Hart, the Company’s former President, Chief Executive Officer and Chief Financial Officer, entered into a second amendment to Mr. Hart’s Separation Agreement with the Company dated March 3, 2006 (the “Separation Agreement”), to conform certain provisions thereof to the requirements of Section 409A of the Internal Revenue Code and the proposed regulations issued by the Treasury Department thereunder concerning payments to “specified employees” upon separation from service and extension of stock options. The second amendment to the Separation Agreement (i) provides that certain payments made by the Company to Mr. Hart under the original Separation Agreement will be rescinded and (ii) amends certain terms of the Separation Agreement in order to avoid the adverse consequences of Section 409A. The following description of the Separation Agreement, as amended, is qualified in its entirety by reference to the second amendment to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Pursuant to the Separation Agreement, as amended, Mr. Hart is entitled to certain payments and benefits from the Company, including but not limited to the following:

•                  A lump sum payment equal to $181,229 on September 11, 2006, minus applicable deductions and withholdings;

•                  An amount equal to $362,456 payable over the twelve month period from September 11, 2006 to September 11, 2007, minus applicable deductions and withholdings;

•                  A pro rata portion of his fiscal 2006 bonus, as determined in the sole discretion of the Company’s Compensation Committee of the Board of Directors, payable at the same time 2006 bonuses are paid to the Company’s other executive officers;

•                  Reimbursement on a grossed-up basis, for the after tax payment of the premiums on his supplemental disability and term life insurance coverage for a period of twenty-four months following his termination of employment, provided that no reimbursements will be made until September 11, 2006, at which time the Company will reimburse Mr. Hart for all past due amounts;

•                  Reimbursement for the cost of his COBRA continuation coverage until the earlier of (i) September 10, 2007, or (ii) the date on which he becomes eligible to receive comparable health insurance coverage from a new employer;

•                  Continued vesting of his stock options granted prior to March 3, 2006 for a period of one year following his termination of employment, which options will remain exercisable, subject to the terms of his consulting agreement with the Company (as described below), until ninety days following the termination of his consulting relationship with the Company; provided that in no event will Mr. Hart’s options issued under the Company’s 1995 Stock Option Plan remain exercisable beyond December 31, 2006; and

•                  Up to $20,000 of outplacement assistance during the period from March 10, 2006 to March 10, 2007.

Consulting Agreement with Mr. Hart

On March 21, 2006, Mr. Hart tendered his resignation as a director of the Company effective immediately prior to the Company’s 2006 annual meeting of stockholders and notified the Board of Directors that he did not intend to stand for reelection. Pursuant to Section 1(d) of the Separation Agreement and as a result of Mr. Hart’s resignation as a director, on May 10, 2006, the Company entered into a consulting agreement with Mr. Hart in order to allow the Company to retain the benefit of Mr. Hart’s historical knowledge regarding the Company’s operations and corporate development strategies (the “Hart Consulting Agreement”). The following description of the Hart Consulting Agreement is qualified in its entirety by reference to the Hart Consulting Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Pursuant to the Hart Consulting Agreement, Mr. Hart has agreed to provide an average of at least 10 hours of consulting service per month as and when requested from time to time by the Company. Mr. Hart is not entitled to any compensation or benefits in connection with the performance of his consulting services, except for those payments and benefits being provided to him under the Separation Agreement, as amended. The term of the Hart Consulting Agreement is from May 10, 2006 to December 31, 2007; provided that it will automatically terminate upon the occurrence of one or more events constituting just cause (as defined in the agreement).

The Hart Consulting Agreement will also automatically terminate if the Company consummates a change in control (as defined in the agreement) on or before May 10, 2007, in which event (i) the vesting of Mr. Hart’s then outstanding options will be accelerated in full and become fully vested and exercisable, and (ii) in the event the surviving or acquiring corporation assumes Mr. Hart’s stock options in accordance with the terms of the Company’s 2000 Stock Incentive Compensation Plan or 2002 Broad Based Plan, as applicable, the period during which Mr. Hart’s then outstanding stock options may be exercised will be extended to the earlier of (a) twelve months after the date of termination of Mr. Hart’s consulting agreement or (b) the last date to which such exercisability may be extended without causing such options to be subject to Section 409A(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”); provided, however, that in no event will Mr. Hart’s options issued under the Company’s 1995 Stock Option Plan remain exercisable beyond December 31, 2006.

The Hart Consulting Agreement also provides that the Company may terminate the agreement without just cause at any time after January 1, 2007, in which event (i) Mr. Hart’s then outstanding stock options will be accelerated in full and will become fully vested and exercisable, and (ii) the exercise period for such options will be extended until the earlier of March 30, 2008 or the last date to which such exercisability may be extended without causing such options to be subject to Section 409A(a)(1) of the Code; provided, however, that in no event will Mr. Hart’s options issued under the Company’s 1995 Stock Option Plan remain exercisable beyond December 31, 2006.

The Hart Consulting Agreement also imposes on Mr. Hart certain confidentiality, non-compete and non-solicitation obligations. The non-compete and non-solicit obligations are in effect for the term of the Hart Consulting Agreement and will continue for six months after a termination of the Hart Consulting Agreement for any reason. In the event that Mr. Hart violates his confidentiality, non-compete or non-solicitation obligations, his right to any acceleration of vesting or extension of exercise periods for his stock options will cease on the date of such violation.

Consulting Agreement with Marvin E. Jaffe, M.D.

On March 11, 2006, Marvin E. Jaffe, M.D., tendered his resignation as a director of the Company effective immediately prior to the Company’s 2006 annual meeting of stockholders and notified the Board of Directors that he did not intend to stand for reelection. As a result of Dr. Jaffe’s resignation as a director, on May 10, 2006, the Company entered into a consulting agreement with Dr. Jaffe in order to allow the Company to retain the benefit of Dr. Jaffe’s knowledge and expertise regarding the Company’s business and the potential clinical development and commercialization strategies for the Company’s products (the “Jaffe Consulting Agreement”). The following description of the Jaffe Consulting Agreement is qualified in its entirety by reference to the Jaffe Consulting Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Pursuant to the Jaffe Consulting Agreement, Dr. Jaffe has agreed to provide up to 10 hours of consulting service per month as and when requested from time to time by the Company. In consideration of Dr. Jaffe’s agreement to provide such consulting services, on May 10, 2006, the Company granted Dr. Jaffe a nonqualified stock option under the Company’s 2000 Stock Incentive Compensation Plan (the “2000 Plan”) to purchase 20,000 shares of common stock at an exercise price of $2.94 per share, which equals the closing sale price of a share of the Company’s common stock on the date of grant (as reported by the Nasdaq National Market). The options have a ten year term, and vest in eighteen (18) equal monthly installments commencing July 1, 2006, subject to Dr. Jaffe’s continuation of service through such vesting dates. The stock option letter agreement relating to Dr. Jaffe’s options conforms to the Company’s standard form of Nonqualified Stock Option Letter Agreement under the 2000 Plan (a copy of which is filed as Exhibit 10.10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference). Dr. Jaffe is not entitled to any additional compensation or benefits in connection with the performance of his consulting services. The term of the Jaffe Consulting

Agreement is from May 10, 2006 to December 31, 2007; provided that it will automatically terminate upon the occurrence of one or more events constituting just cause (as defined in the agreement).

The Jaffe Consulting Agreement will also automatically terminate if the Company consummates a change in control (as defined in the agreement) on or before May 10, 2007, in which event (i) the vesting of Dr. Jaffe’s then outstanding options will be accelerated in full and become fully vested and exercisable, and (ii) in the event the surviving or acquiring corporation assumes Dr. Jaffe’s stock options in accordance with the terms of the Company’s 2000 Stock Incentive Compensation Plan, the period during which Dr. Jaffe’s then outstanding stock options may be exercised will be extended to the earlier of (a) twelve months after the date of termination of the Jaffe Consulting Agreement or (b) the last date to which such exercisability may be extended without causing such options to be subject to Section 409A(a)(1) of the Internal Revenue Code.

In the event that the Company terminates the Jaffe Consulting Agreement without just cause (i) Dr. Jaffe’s then outstanding stock options will be accelerated in full and will become fully vested and exercisable, and (ii) the exercise period for such options will be extended until the earlier of March 30, 2008 or the last date to which such exercisability may be extended without causing such options to be subject to Section 409A(a)(1) of the Code.

The Jaffe Consulting Agreement also imposes on Dr. Jaffe certain confidentiality, non-compete and non-solicitation obligations. The non-compete and non-solicit obligations are in effect for the term of his consulting agreement and will continue for one year after a termination of his consulting agreement for any reason. In the event that Dr. Jaffe violates his confidentiality, non-compete or non-solicitation obligations, his right to any acceleration of vesting or extension of exercise periods for his stock options will cease on the date of such violation.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 10, 2006, the Company filed a Certificate of Amendment of Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 75,000,000 shares to 150,000,000 shares (the “Certificate of Amendment”). The foregoing amendment of the Company’s Restated Certificate of Incorporation was approved by the Company’s stockholders at the Company’s 2006 annual meeting of stockholders held on May 10, 2006. A copy of the Certificate of Amendment, as filed with the Secretary of State of the State of Delaware on May 10, 2006, is attached hereto as Exhibit 3.01 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 3.01	Certificate of Amendment to Restated Certificate of Incorporation

Exhibit 10.1	Second Amendment to Separation Agreement dated May 10, 2006 between the Company and Michael E. Hart

Exhibit 10.2	Consulting Agreement dated May 10, 2006 between the Company and Michael E. Hart

Exhibit 10.3	Consulting Agreement dated May 10, 2006 between the Company and Marvin E. Jaffe, M.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated May 16, 2006

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3.01	Certificate of Amendment to Restated Certificate of Incorporation

Exhibit 10.1	Second Amendment to Separation Agreement dated May 10, 2006 between the Company and Michael E. Hart

Exhibit 10.2	Consulting Agreement dated May 10, 2006 between the Company and Michael E. Hart

Exhibit 10.3	Consulting Agreement dated May 10, 2006 between the Company and Marvin E. Jaffe, M.D.